Exhibit 32

EXECUTION COPY

SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT (the “Agreement”) is made as of March 30, 2011, by and among Arch Hill Capital, NV (“Arch Hill”), Stichting Gemeenschappelijk Bezit LTC (“Stichting”) (together with Arch Hill, the “Arch Hill Parties”) and Cicco Holding AG (the “Buyer”). The Arch Hill Parties and the Buyer are collectively referred to as the “Parties.”

RECITALS

WHEREAS, the Parties are owners of shares of Common Stock of Lithium Technology Corporation (the “Company”).

WHEREAS, the Buyer and the Company are entering into a certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of the date hereof.

WHEREAS, to induce the Buyer to enter into and consummate the transactions contemplated by the Securities Purchase Agreement, the Arch Hill Parties have agreed to enter into this Agreement in order to set forth certain rights and obligations among the Parties.

NOW THEREFORE, for consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE
DEFINITIONS

SECTION 1.1. Defined Terms. As used herein, the following terms shall have the following meanings:

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

 “Agreement” has the meaning set forth in the Preamble.

“Arch Hill” has the meaning set forth in the Preamble.

“Arch Hill Parties” has the meaning set forth in the Preamble.

“Arch Hill Related Party” has the meaning set forth in Section 5.1.

“Arch Hill Shares” means, with respect to each of the Arch Hill Parties, any shares of Common Stock owned beneficially or held of record by such Arch Hill Party or as to which it has voting control.
“Audit Committee” means the Audit Committee of the Board.

“Board” means the board of directors of the Company.

“Business Day” means any day other than Saturdays, Sundays and any other days on which banks are required or authorized to be closed in New York City or Hong Kong.

“Buyer” has the meaning set forth in the Preamble.
“Buyer Party” has the meaning set forth in Section 5.1.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified, recapitalized or converted.

“Company” has the meaning set forth in the Recitals.

“Damages” has the meaning set forth in Section 5.1.

“Designee” has the meaning ascribed thereto in the Investor Rights Agreement.

“Eligibility Period” has the meaning ascribed thereto in the Investor Rights Agreement.

“Equity Rights” has the meaning ascribed thereto in the Securities Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extraordinary Expenditure” has the meaning ascribed thereto in the Investor Rights Agreement.

“Investor Rights Agreement” means a certain Investor Rights Agreement, between the Buyer and the Company, dated as of the date hereof.

“Notice Period” has the meaning set forth in Section 4.1.

 “Parties” has the meaning set forth in the Preamble.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

“Related Person” means a direct or indirect Affiliate, investor, shareholder, equity holder or rights holder of a Person, including without limitation shareholders of Arch Hill and depository receipt holders of Stichting.

“Right Holder” has the meaning set forth in Section 4.1.

“Securities Purchase Agreement” has the meaning set forth in the Recitals.

“Specified Excess Number” has the meaning ascribed thereto in the Investor Rights Agreement.

“Specified Shortfall Number” has the meaning ascribed thereto in the Investor Rights Agreement.

“Stichting” has the meaning set forth in the Preamble.

“Transaction Documents” has the meaning ascribed thereto in the Securities Purchase Agreement.

“Transfer” means any direct or indirect, voluntary or involuntary sale, transfer, exchange, assignment, conveyance, lease, license, lien or other disposition through one or more transactions, including by operation of law, the issuance or transfer of equity rights in the Transferring Party or any of its Affiliates, hedging or derivatives transactions or the conveyance of any other interest (pecuniary or otherwise).

“Transfer Notice” had the meaning set forth in Section 4.1.

“Transferring Party” has the meaning set forth in Section 4.1.

ARTICLE TWO

REPRESENTATIONS AND WARRANTIES OF EACH PARTY

        SECTION 2.1. Each Party hereby represents and warrants to the other Parties as follows:

(a)            Organization; Status. Such Party is an entity duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization and has full power and authority to own, operate and lease its properties and carry on its business as currently conducted.

(b)            Authorization, Enforceability. Such Party has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by such Party has been duly and validly authorized and approved by all necessary corporate action. The Agreement has been duly executed and delivered, is valid and binding on such Party, and is enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)            No Conflict. The execution, delivery and performance of this Agreement by such Party does not and will not: (a) conflict with or violate (i) any provisions of the Certificate of Incorporation, Bylaws, board resolutions or other organizational documents of such Party, (ii) any law, ordinance, regulation or administrative guidance applicable to such Party, or (iii) any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against such Party; or (b) result in any breach of or default (including any put, call, acceleration, termination right or other adjustment) under any mortgage, contract, agreement, trust, indenture, loan, credit agreement or other instrument which is either binding upon or enforceable against such Party.
ARTICLE THREE
GOVERNANCE MATTERS
SECTION 3.1.  General. The Arch Hill Parties shall, to the extent in their power and as permitted by applicable law, cause the Company to comply with its obligations under the Investor Rights Agreement. Without limiting the generality of the foregoing, the Arch Hill Parties shall vote their Arch Hill Shares in favor of, and shall direct their agents to take such actions, as may be necessary or convenient to give effect thereto.

SECTION 3.2.   Authorization of Additional Shares of Common Stock.  From time to time, during the Eligibility Period, each of the Arch Hill Parties shall vote its Arch Hill Shares in favor of, consent to, and take all other actions necessary to effect, the authorization of any new shares of Common Stock necessary for the Company to comply with its obligations under Section 5.6 of the Securities Purchase Agreement.

SECTION 3.3.  Proxy.  Each of the Arch Hill Parties represents that there are no proxies currently granted with respect to its Arch Hill Shares. To the extent that any of the Arch hill Parties do not vote their Arch Hill Shares in compliance with their obligations set forth in Sections 3.1 and 3.2 above, each of the Arch Hill Parties hereby grants a proxy appointing the Buyer with full power of substitution, as such Arch Hill Party’s attorney-in-fact, agent and proxy, for and in such Arch Hill Party’s name, to be counted as present, and to vote, consent or otherwise to act on behalf of such Arch Hill Party with respect to its Arch Hill Shares in connection with any matter with respect to which stockholder action is taken pursuant to this Article Three, as such proxy or it substitutes, in the their sole discretion, deem proper but solely and exclusively in order to comply with the obligations set forth in Sections 3.1 and 3.2 above. The proxies granted by each of the Arch Hill Parties pursuant to this Section 3.3 are irrevocable and are coupled with interests, in accordance with Section 212(e) of the Delaware General Corporation Law, and are granted in order to secure the Buyer’s performance under this Agreement and in consideration of the Buyer’s entering into each of the Transaction Documents to which it is a party. The Arch Hill Parties shall not attempt to revoke, frustrate the exercise of, or challenge the validity of, the irrevocable proxy granted pursuant to this Section 3.3.

SECTION 3.4.  Additional Shares.  During the Eligibility Period, each Arch Hill Party shall promptly notify the Buyer of the number of any new shares of Common Stock as to which such Arch Hill Party may acquire beneficial or record ownership or voting control after the date hereof. Any such shares shall automatically become subject to the terms of this Agreement as Arch Hill Shares, as though owned by such Arch Hill Party as of the date hereof.

ARTICLE FOUR
RIGHT OF FIRST REFUSAL

SECTION 4.1. During the Eligibility Period, the Buyer, on one hand, and the Arch Hill Parties, on the other hand, (as applicable, the “Right Holder”) shall have a right of first refusal to purchase all Equity Rights that the other (as applicable, the “Transferring Party”), from time to time, proposes to Transfer after the date of this Agreement. If the Transferring Party proposes to Transfer any Equity Rights, it shall give the Right Holder an irrevocable written notice (the “Transfer Notice”) of its intention, describing the identity of the Person to whom it proposes to Transfer the Equity Rights, the number of Equity Rights proposed to be Transferred, the price and the terms and conditions upon which the Transferring Party proposes to Transfer the same. The Right Holder shall have 15 Business Days from receipt of the Transfer Notice (such 15 Business Day period, the “Notice Period”) to provide the Transferring Party with written notice its irrevocable election to purchase the Equity Rights, on an all or nothing basis, for the price and upon the terms and conditions specified in the Transfer Notice. If the Right Holder does not provide the Transferring Party with written notice of its election with respect to such Transfer, or does not elect to purchase the Equity Rights proposed to be Transferred by the Transferring Party, then the Transferring Party shall have sixty (60) days in which to Transfer such Equity Rights to such Person, at the price and on the terms and conditions set forth in the Transfer Notice. If the Transferring Party does not Transfer such Equity Rights within 60 day period or the amount, price, terms or conditions of such proposed Transfer are revised in any way less favorable to the Transferring Party, then the Transferring Party shall provide the Right Holder a new Transfer Notice and shall comply again with provisions of this Article Four with respect to any subsequent Transfer.

SECTION 4.2. Notwithstanding the terms of the previous Section, the Right Holder shall not have any right of first refusal with respect to any Transfer of Equity Rights by the Transferring Party to a Related Person thereof who agrees to be bound by the terms of this Agreement. If at any time any of the Arch Hill Parties is no longer a holder of any Equity Rights, such Arch Hill Party shall automatically cease to be a party to this Agreement and it shall be automatically released of its obligations under this Agreement. Notwithstanding the preceding sentence, no Arch Hill Party shall be released from any liability that arose before such Arch Hill Party ceased to be a party to this Agreement solely because such Arch Hill Party is no longer a holder of any Equity Rights.

ARTICLE FIVE
INDEMNIFICATION

SECTION 5.1 . Indemnification. The Arch Hill Parties shall jointly and severally indemnify and hold the Buyer, and its Affiliates, directors, officers, employees, shareholders, members, partners and agents (each, a “Buyer Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (“Damages”) that any such Buyer Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by one or more of the Arch Hill Parties, with respect to any of the transactions contemplated by this Agreement. The foregoing indemnification obligation shall not apply to any Damages caused by conduct of the Buyer which constitutes fraud, gross negligence, willful misconduct or malfeasance. The Buyer shall indemnify and hold each of the Arch Hill Parties, and their Affiliates, directors, officers, employees, shareholders, members, partners and agents (each, a “Arch Hill  Related Party”), harmless from any and all Damages that any such Arch Hill Related Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Buyer under this Agreement (other than to the extent caused by conduct of any Arch Hill Related Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action or claim is brought against a party in respect of which indemnity may be sought pursuant to this Agreement, such indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the indemnified party if the indemnifying party acknowledges its obligation to indemnify the indemnified party in connection therewith. The indemnified party shall have the right to participate in the defense of any action the defense of which has been assumed by the indemnifying party and to employ counsel separate from the counsel employed by the indemnifying party, it being agreed, subject to the following sentence, that the indemnifying party shall control such defense, and the indemnifying party shall not be liable to the indemnified party for any legal or other expenses incurred by the indemnified party in connection with the defense thereof. Notwithstanding the foregoing, if (i) the indemnifying party does not elect to assume the defense of such action, (ii) the named parties (including any impleaded parties) thereto include both an indemnified party (or any of its Affiliates) and the indemnifying party (or any of its Affiliates) and the indemnified party reasonably concludes that there may be a conflict of interest between it and the indemnifying party (or any of its Affiliates) or legal defenses available to it which are different from or additional to those available to the indemnifying party (or any of its Affiliates), or (iii) such action or claim involves a charge of criminal liability or any admission of wrongdoing, seeks equitable remedies, declaratory relief or any other non-monetary award or involves any governmental authority as a party thereto, then in any such case, following written notice to the indemnifying party, the indemnified party shall have the right to assume the defense thereof and the indemnifying party shall be liable for the fees and expenses of one separate counsel (together with one local counsel) selected by the indemnified party to represent the indemnified party in connection therewith. The indemnifying party shall not effect, without the prior written consent of the indemnified party, any settlement, compromise or discharge of any such action or claim unless the same (x) involves an unconditional release of all claims against the indemnified party in form and substance satisfactory to the indemnified party, (y) is limited to the payment of monetary damages by the indemnifying party and (z) does not include any statement or admission as to fault, culpability, or failure to act by or on behalf of the indemnified party (or any of its Affiliates).

ARTICLE SIX
MISCELLANEOUS
SECTION 6.1.  Amendment; Waiver. This Agreement may not be amended, modified or otherwise altered in any manner, and the terms and conditions hereof may not be waived, unless in writing signed by all of the Parties. Except as expressly provided to the con-

trary, the rights and remedies provided herein shall be cumulative and not exclusive of any other rights or remedies available to a Party and the delay or failure by a Party to exercise a right hereunder shall not operate as a waiver of a breach nor shall it prevent such party from doing so later with respect to such breach or any subsequent breach. No waiver hereunder shall be binding unless in writing executed by the Party against whom enforcement of the waiver is sought. No waiver of a breach of one provision of this Agreement shall operate as a waiver of another breach of such provision or of a breach of any other provision.

SECTION 6.2.  Notices, Etc. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered personally, (ii) three (3) Business Days after being mailed by certified or registered mail, return receipt requested and postage prepaid, (iii) when received, if sent by over-
night delivery service or international courier or (iv) when sent, if sent by fax. A Party may change its address or fax number for the purposes hereof upon notice to the other Parties. Such notices or other communications shall be sent to each Party as follows:

If to Arch Hill:	Arch Hill Capital N.V.
Noordwal 10
2513 EA DEN HAAG
The Netherlands
Attention: Christiaan A. van den Berg
Fax: 011 31 70 416 6050
Email: chris@archhill.nl

If to Stichting:	Stichting Gemeenschappelijk Bezit LTC
Noordwal 10
2513 EA DEN HAAG
The Netherlands
Attention: Christiaan A. van den Berg
Fax: 011 31 70 416 6050
Email: chris@archhill.nl

If to the Buyer:	To the address of the Buyer set forth on the signature page hereto

With a copy (which shall not constitute notice) to:

Morrison & Foerster LLP
1290 Avenue of the Americas
New York, NY 10104
Attention: Spencer D. Klein, Esq.
Fax: (212) 378-2416
Email: sklein@mofo.com

SECTION 6.3. Governing Law; Jurisdiction; Waiver of Jury Trial; Service of Process. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD

TO CONFLICT-OF-LAW PROVISIONS. IN CONNECTION WITH THE ADJUDICATION OF ANY DISPUTES RELATING TO THIS AGREEMENT, EACH PARTY HEREBY IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN NEW YORK, NEW YORK, BOROUGH OF MANHATTAN; (B) WAIVES, AND AGREES NOT TO ASSERT, (1) ANY CLAIM THAT IT IS NOT SUBJECT TO THE JURISDICTION OF, OR ANY OBJECTION TO THE LAYING OF VENUE IN, ANY SUCH COURT OR THAT SUCH ACTION HAS BEEN COMMENCED IN AN IMPROPER OR INCONVENIENT FORUM AND (2) ANY RIGHT IT MAY HAVE TO TRIAL BY JURY; AND (C) AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S ADDRESS AS PROVIDED HEREIN SHALL BE EFFECTIVE WITH RESPECT TO ANY MATTER FOR WHICH IT HAS SUBMITTED TO JURISDICTION HEREBY; PROVIDED, THAT THE FOREGOING SHALL NOT CONSTITUTE A GENERAL CONSENT TO SERVICE OF PROCESS AND SHALL HAVE NO EFFECT FOR ANY PURPOSE EXCEPT AS SET FORTH IN THIS SECTION. A JUDGMENT IN ANY SUCH ACTION MAY BE ENFORCED IN ANY OTHER COURTS TO WHOSE JURISDICTION THE APPLICABLE PARTY MAY BE SUBJECT. EACH PARTY (X) CERTIFIES THAT NO AGENT OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (Y) ACKNOWLEDGES THAT IT AND EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THE AGREEMENTS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS AND CERTIFICATIONS IN THIS SECTION.

SECTION 6.4. Entire Agreement. This Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

SECTION 6.5. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned (i) by the Buyer without the prior written consent of each of the Arch Hill Parties and (ii) by either of the Arch Hill Parties without the prior written consent of the Buyer, and any other purported assignment shall be void ab initio. Subject to the preceding sentence, permitted assignments shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, successors and assigns.

SECTION 6.6. Severability. Any term or provision hereof that is held by a tribunal of competent authority to be invalid or unenforceable shall not affect the validity or enforceability of the remaining terms and provisions hereof and, within the jurisdiction of such tribunal, the scope, duration, or applicability of the invalid or unenforceable term or provision shall be amended to delete the necessary words or phrases, and to replace such term or provision with a term or provision that is valid and enforceable, so as to come as close as possible to achieving the economic, legal, or other purposes of such unenforceable term or provision.

SECTION 6.7. No Third-Party Beneficiaries. This Agreement shall not confer any legal or equitable rights or remedies upon any Person other than the parties hereto and their permitted successors and assigns.

SECTION 6.8.  Further Assurances. Each party agrees to do such further acts and things and to execute and deliver to the other party such additional assignments, agreements, powers, documents and instruments as the other party may reasonably require or deem advisable to carry into effect the purposes of this Agreement. In addition, each party shall timely furnish to the other party information about such party’s beneficial ownership of Common Stock reasonably requested by the other party in connection with any Exchange Act reports the other party is required to file.

SECTION 6.9.  Headings. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement and shall not affect the construction of this Agreement.

SECTION 6.10.  Expenses. All fees and expenses incurred by the Arch Hill Parties in connection with this Agreement shall be borne by the Arch Hill Parties, and all fees and expenses incurred by the Buyer shall be borne by the Buyer.

SECTION 6.11. Interpretation. This Agreement has been negotiated by the respective parties hereto and their attorneys, and language hereof shall not be construed for or against a particular party.

SECTION 6.12. Counterparts. This Agreement may be executed in counterparts and such counterparts may be delivered in electronic format (including by fax and email). Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart and copies produced therefrom shall have the same effect as an original.

[signature pages follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first set forth above.

ARCH HILL PARTIES:

ARCH HILL CAPITAL, NV

By: ______________________
Name: C.A. van den Berg
Title: CEO

By: ______________________
Name:
Title:

STICHTING GEMEENSCHAPPELIJK BEZIT LTC

By: ______________________
Name: Clemens C.M. van Nispen tot Sevenaer
Title: Bestuurder

By: ______________________
Name: Maarten H. Fran
Title: Bestuurder

BUYER:

[ ]

By: ______________________
Name: [ ]
Title: [ ]

Address: [ ]

ny-951982

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first set forth above.

ARCH HILL PARTIES: **ARCH HILL CAPITAL, NV**

By:___________________________________
Name:
Title:

By:___________________________________
Name:
Title:

STICHTING GEMEENSCHAPPELIJK BEZIT LTC

By:___________________________________
Name:
Title:

By:___________________________________
Name:
Title:

BUYER: **CICCO HOLDING AG**

By:___________________________________
Name: Dr. Toni Russi; Member of the Board
Title:

Address: c/o Advokatur und Notariat
Dr. iur. Toni Russi
Bahnhofstrasse 40
7002, Chur, Switzerland

ny-951982